Exhibit 99.1

Redwire Corporation Announces Updates on Q3 2021 Earnings Release

JACKSONVILLE, Fla. (November 10, 2021) – Redwire Corporation (NYSE: RDW; “Redwire” or “the Company”) announced yesterday it would reschedule its earnings announcement for the third quarter ended September 30, 2021, which had been previously scheduled for Wednesday, November 10, 2021.

On Friday evening, November 5, 2021, Redwire management was notified by an employee of potential accounting issues with a business subunit. Management promptly informed the independent Audit Committee of the Board of Directors. The Audit Committee has commenced an independent investigation.  Given the timing of the recent notification, the Company has not finalized its financial statements and expects to file an NT-10Q. The Company has voluntarily reported the matter to the Securities and Exchange Commission.

Redwire remains confident in its business prospects and, to date, the Company has not identified any material misstatements or restatements of its previously filed financial statements.

About Redwire

Redwire Corporation (NYSE: RDW) is a leader in space infrastructure for the next generation space economy, with valuable IP for solar power generation and in-space 3D printing and manufacturing. With decades of flight heritage combined with the agile and innovative culture of a commercial space platform, Redwire is uniquely positioned to assist its customers in solving the complex challenges of future space missions. For more information, please visit www.redwirespace.com.

Investor Contact:

Michael Shannon

investorrelations@redwirespace.com

904-425-1413

Cautionary Statement Regarding Forward-Looking Statements

The statements in this release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, those including such words as “anticipates,” “believes,” “remains,” “will,” and the negatives thereof or other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its business prospects, its expectations and its and others’ actions with respect to the investigation and related matters, expected financial condition and results. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements including, but not limited to, the findings of the investigation, accountants and other third parties, finalization of its financial statements and controls review, and factors, risks, and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.